Exhibit 99.1

Voyager Oil & Gas, Inc. Reports Positive Net Income and Adjusted EBITDA Driven by Record Production and Revenue for its Third Quarter Ended September 30, 2011

Oil Production for Third Quarter Ended September 30, 2011 was 33,319 Barrels of Oil Equivalent (BOE), an increase of 86% from previous quarter ended June 30, 2011.

BILLINGS, MONTANA – November 8, 2011 — Voyager Oil & Gas, Inc. (AMEX: VOG), announces record oil and gas production, revenue and adjusted EBITDA for the third quarter ended September 30, 2011.  During the quarter ended September 30, 2011, Voyager reported revenues of $2,872,674, which represents an increase of 72% from $1,666,535 in the second quarter ending June 30, 2011 and an increase of 983% from $265,229 in the quarter ended September 30, 2010.  This increase in revenue is due primarily to production from 46 gross (1.66 net) producing Bakken and Three Forks wells as of September 30, 2011, compared to 24 gross (1.13 net) and 3 gross (0.16 net) producing wells in the same plays as of June 30, 2011 and September 30, 2010, respectively.

Third Quarter 2011 Highlights

•	Net income of $55,874 for the three months ended September 30, 2011;

•	Record quarterly revenues of $2,872,674, up 72% over the quarter ended June 30, 2011 and up 983% over the quarter ended September 30, 2010;

•
Record quarterly oil production of 33,319 barrels of oil equivalent (BOE), up 86% from 17,866 BOE in the quarter ended June 30, 2011 and up 898% from 4,264 BOE produced in the quarter ended September 30, 2010;

•
Adjusted EBITDA of $2,035,395 up 166% from $763,866 in the quarter ended June 30, 2011 and up from a loss of ($93,097) in the quarter ended September 30, 2010 primarily due to increased production operations, which is the third consecutive quarter for Voyager to yield positive adjusted EBITDA;

•	Acquired 2,996 core net acres during the quarter ended September 30, 2011 targeting the Bakken and Three Forks formations in North Dakota and Montana at an average price of $1,441 per net acre;

•	118 gross, 4.51 net wells targeting the Bakken-Three Forks that are in the process of being drilled or completed or which are producing as of November 8, 2011 in the Williston Basin; and

•	As of September 30, 2011, Voyager had a cash balance of $22,226,461.

J.R. Reger, Voyager’s Chief Executive Officer, commented, "We are pleased to announce to our shareholders another record quarter for Voyager.  The continual execution of our business model has proved itself again as we were profitable from operations in the quarter ended September 30, 2011.  Most of our lease acquisitions this quarter focused on acreage attached to AFEs and drilling plans in an effort to accelerate operating cash inflows, and we intend to continue with this strategy as long as we believe it delivers accretive value to our shareholders.  At the end of the quarter ended September 30, 2011, 6% of Voyager’s acreage was producing while another 14% was either being drilled or awaiting completion.  We look forward to increasing our production in the fourth quarter of 2011.”

Production Growth

Net Production (BOE)	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011
BOE	33,319	17,866	10,262
% Increase	86%	76%	N/A

Realized Price Per Boe
Sales Price Per Boe	$86.22	$93.88	$81.14
% Increase/(Decrease)	(7)%	15%	N/A

Daily (BOE) Exit Rate	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011

Daily BOE	460	459	100
% Increase	-	359%

Williston Basin Acreage	3rd Quarter 2011	2nd Quarter 2011	1st Quarter 2011

Total Net Acres	31,099	28,103	22,766
Acquired Net Acres	2,996	5,337	955
Average Cost/Acre	$1,441	$1,548	$1,460
% Net Acres Producing*	6.00%	5.06%	2.68%
% Change from previous quarter	18.57%	88.52%	98.19%

*  Based on a 1,280-acre spacing unit

2011 Williston Drilling Update

As of November 8, 2011, Voyager had interests in a total of 118 gross (4.51 net) Bakken-Three Forks wells of which 54 (2.01 net) wells were producing and the remainder were in the process of being drilled or completed.  Permits continue to be issued for drilling units in which Voyager has acreage interests within North Dakota and Montana.  The Company expects to participate in approximately 140 gross, 6 net Bakken-Three Forks wells by the end of 2011.

Recent Well Completions

The following table illustrates certain recent well completions in which Voyager has participated with a working interest:

Well Name	Operator	County, ST	Working Interest*	IP Rate**
Debbie 13-15H-22	Fidelity	Mountrail, ND	25.44%	***
Storvik 7-6 #1H	Brigham	Richland, MT	25.21%	2,319
Boss 154-99-18B-17-1H	Petro-Hunt	Williams, ND	5.53%	***
Orca Federal #1-23-26H	Slawson	Mountrail, ND	4.65%	812
Storhaug 157-100-2A-11-1H	Petro-Hunt	Williams, ND	3.14%	738
Redfield 14-23-157-99	Baytex	Williams, ND	3.13%	722
GO-Vinger ###-##-####H-1	Hess	Williams, ND	2.73%	2,368
Skedsvold 150-101-4B-9-1H	Petro-Hunt	McKenzie, ND	2.34%	1,912
ZI Cliffside #12-11H	Zenergy	McKenzie, ND	1.56%	422
Muller #1-21-16H	G3	Williams, ND	1.50%	682
Peterson 1-18H	Continental	Richland, MT	1.43%	***
Staal 150-99-23-14-1H	Newfield	McKenzie, ND	1.25%	3,034
Herbert 5602 43-9H	Oasis	Williams, ND	1.17%	678
EN-Charles Wood ###-##-####H-1	Hess	Mountrail, ND	0.96%	1,002
Emerald 5603 42-10H	Oasis	Williams, ND	0.78%	***
Strahan 15-22H	Hess	Williams, ND	0.77%	1,282
Christopherson 2-30H	Hess	Williams, ND	0.60%	1,689
ZI Lawlar 26-35H	Zenergy	McKenzie, ND	0.59%	1,195
Adam Good Bear #15-22H	Dakota-3	Mountrail, ND	0.52%	***
Spratley 5494 34-13H	Oasis	Mountrail, ND	0.52%	872
Wales 5602 42-33H	Oasis	Williams, ND	0.39%	975
Ross 5603 42-10H	Oasis	Williams, ND	0.19%	***
Drone #1-34-27H	Slawson	Dunn, ND	0.19%	1,199
Sidonia 38-3019H	EOG	Mountrail, ND	0.12%	189
Madison 1-28H	Continental	Williams, ND	0.02%	***

*  The working interest noted above are based on Voyager’s internal records and may be subject to change by operators’ third-party legal counsel in preparing final division order title opinions for each well.

**  The “IP Rate” means the initial production rate for each well expressed in barrels of oil per day, as communicated to us by the respective operator. Initial production is generally the 24-hour “Peak Production Rate,” although the calculation may vary from operator to operator. Peak Production Rates may be measured following the initial day of production, depending on operator procedure or well profiles. The IP Rate may be estimated based on other third-party estimates or limited data available at this time. The IP Rate is measured using crude oil production only, without considering any associated natural gas production.

***  Initial Production Rate not provided by operator.

Current Drilling Activity

The following table illustrates 64 Gross (2.50 Net) Bakken or Three Forks wells drilling, awaiting completion or completing in which Voyager is participating with a working interest as of November 8, 2011:

Well Name	Operator	County, ST	Working Interest*	Status
Copper 2959-42-20H	Oasis	Roosevelt, MT	6.52%	Completing
GO-Aslakson ###-##-####H-1	Hess	Williams, ND	5.78%	Completing
Lynn 5502 11-10H	Oasis	Williams, ND	0.32%	Completing
Larsen 3-10 #2H	Brigham	Williams, ND	0.10%	Completing
Crossbow (Demon) #1-7-6H	Slawson	McKenzie, ND	24.19%	Awaiting Comp.
Squadron #1-15-14H	Slawson	Roosevelt, MT	15.71%	Awaiting Comp.
Chrome 155-99-18-19-1H	Newfield	Williams, ND	6.60%	Awaiting Comp.
Poeckes 1-32-29H	G3	Williams, ND	3.13%	Awaiting Comp.
Lostwood 16-3526H	EOG	Mountrail, ND	2.73%	Awaiting Comp.
Lostwood 23-3526H	EOG	Mountrail, ND	2.73%	Awaiting Comp.
Lostwood 102-3526H	EOG	Mountrail, ND	2.73%	Awaiting Comp.
Trinity 1-14-23H	QEP	Williams, ND	2.31%	Awaiting Comp.
Glenn 28-33 #1H	Brigham	Richland, MT	2.19%	Awaiting Comp.
Stateline 10-1211H	EOG	Roosevelt, MT	1.52%	Awaiting Comp.
Sjol 5-8 #1-H	Brigham	Williams, ND	1.47%	Awaiting Comp.
Lila 1-H 8-5	Newfield	Williams, ND	0.88%	Awaiting Comp.
Evitt 16-12H	NPE	Williams, ND	0.71%	Awaiting Comp.
Bergem 44-28 NWH	Denbury	McKenzie, ND	0.59%	Awaiting Comp.
Harris 5603 43-8H	Oasis	Williams, ND	0.44%	Awaiting Comp.
EN-Rehak A-155-94-1423H-1	Hess	Mountrail, ND	0.30%	Awaiting Comp.
Hardscrabble 13-3526H	EOG	Williams, ND	0.29%	Awaiting Comp.
Reiger 9-1 1H	NPE	Williams, ND	0.07%	Awaiting Comp.
Helen 11-15H-22	Fidelity	Mountrail, ND	24.62%	Drilling
Erickson 41-25 SWH	Denbury	McKenzie, ND	20.00%	Drilling
Coveleski 1-35H	Continental	Williams, ND	13.34%	Drilling
Moe 29-32-162-100H1CN	Baytex	Divide, ND	12.50%	Drilling
Vorwerk USA 14-34H	Marathon	McLean, ND	10.94%	Drilling
Hunter 1-H 17-20	Newfield	Williams, ND	8.64%	Drilling
Wehrung 150-99-11-2-1H	Newfield	McKenzie, ND	8.34%	Drilling
Helling 31-27H	Whiting	McKenzie, ND	7.10%	Drilling
Erickson 41-25 NWH	Denbury	McKenzie, ND	7.05%	Drilling
Orville 4-9 #1-H	Brigham	Williams, ND	5.47%	Drilling
Orville 4-9 #2-H	Brigham	Williams, ND	5.47%	Drilling
Pankake 157-99-6A-7-1H	Petro-Hunt	Williams, ND	5.38%	Drilling
Yeiser 5603 42-33H	Oasis	Williams, ND	5.15%	Drilling
Olson 34-19NWH	Denbury	McKenzie, ND	3.17%	Drilling
Sheralee Dolezal USA 14-10H	Marathon	Dunn, ND	3.13%	Drilling
Johnson 31-17SWH	Denbury	Mountrail, ND	3.13%	Drilling
Kahuna #1-7-6H	Slawson	McKenzie, ND	2.47%	Drilling
Loomer 24-34 NEH	Denbury	McKenzie, ND	2.41%	Drilling
Shaffer 1-27-22H-155-102	QEP	Williams, ND	2.38%	Drilling
Jore 34-22 NWH	Denbury	McKenzie, ND	2.35%	Drilling
Loomer 24-34 SEH	Denbury	McKenzie, ND	2.33%	Drilling
Dover 1-30 AH	Continental	Williams, ND	2.24%	Drilling
Darrell 5602-42-10H	Oasis	Williams, ND	1.91%	Drilling
Ames 16-32H	NPE	Divide, ND	1.87%	Drilling
Schmidt 5602 42-10H	Oasis	Williams, ND	1.25%	Drilling
Erickson 1-26-25H-155-102	QEP	Willams, ND	1.02%	Drilling
Round Prairie 7-1522H	EOG	Williams, ND	0.83%	Drilling
Cooper 5603-43-8H	Oasis	Williams, ND	0.77%	Drilling
Sodbuster 155-99-6-7-1H	Newfield	Williams, ND	0.68%	Drilling
Broderson 30-31 #1H	Brigham	McKenzie, ND	0.62%	Drilling
Hillstead 5603 13-29H	Oasis	Williams, ND	0.56%	Drilling
Satter 24-35 NEH	Denbury	McKenzie, ND	0.53%	Drilling
Running #1-4H	Continental	Burke, ND	0.52%	Drilling
O M Erickson 5501 42-19H	Oasis	Williams, ND	0.43%	Drilling
Mont 4-3502H	EOG	Williams, ND	0.41%	Drilling
Anvers Federal 5602 13-18H	Oasis	Williams, ND	0.41%	Drilling
Garmann 19-18 #1H	Brigham	McKenzie, ND	0.33%	Drilling
EN-Rehak A-155-94-1423H-2	Hess	Mountrail, ND	0.30%	Drilling
Hardscrabble 10-2536H	EOG	Williams, ND	0.29%	Drilling
EN-Sorenson B-155-94-3526H-1	Hess	Mountrail, ND	0.28%	Drilling
EN-Sorenson B-155-94-3526H-2	Hess	Mountrail, ND	0.28%	Drilling
Hardscrabble 4-3427H	EOG	Williams, ND	0.20%	Drilling

*  The working interest noted above are based on Voyager’s internal records and may be subject to change by operators’ third-party legal counsel in preparing final division order title opinions for each well.

Operating Expenses

During the quarter ended September 30, 2011, Voyager reported total operating expenses of $2,310,151 compared to operating expenses of $690,896 for the three months ended September 30, 2010.  This change in operating expenses between the comparative periods of $1,619,255 primarily resulted from increases in depletion of oil and gas properties and combined production expenses and taxes of $1,223,771 and $454,754, respectively.

This increase in depletion and production-related costs is due primarily to production from 46 gross (1.66 net) producing Bakken and Three Forks wells in the Williston Basin as of September 30, 2011, compared to production from three gross (0.16 net) wells as of September 30, 2010.

Liquidity

As of September 30, 2011, Voyager had a cash balance of $22,226,461, compared to $31,596,324 as of June 30, 2011.  Net cash used in operating activities was $1,031,927 for the nine months ended September 30, 2011 compared to $1,285,478 for the nine months ended September 30, 2010.

Financing

In September 2011, we exercised our option to extend the term of our 12.00% Senior Secured Promissory Notes (“Notes”) to September 2012.  We were required to make an extension payment equal to two percent (2%) of the $15,000,000 principal amount of the Notes, or $300,000.  This $300,000 has been capitalized as debt issuance costs on the condensed balance sheet and is being amortized to interest expense over the remaining term of the Notes using the effective interest method.  The amortization of the debt issuance costs for the nine months ended September 30, 2011 was $6,575.  We may pre-pay the Notes at any time without penalty during the extended term.

Non-GAAP Financial Measures

In addition to reporting financial results as defined under GAAP, Voyager also presents net earnings before interest, income taxes, depreciation, depletion, and amortization (adjusted EBITDA), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net earnings (loss) (its most comparable GAAP financial measure), and Voyager’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Voyager believes the measure is useful in evaluating its fundamental core operating performance. Voyager also believes that adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Voyager’s management uses adjusted EBITDA to manage its business, including in preparing its annual operating budget and financial projections. Voyager’s management does not view adjusted EBITDA in isolation and also uses other measurements, such as net earnings (loss) and revenues to measure operating performance. The following table provides a reconciliation of net earnings (loss), the most directly comparable GAAP measure, to adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss)	$55,874	$(510,340)	$(1,298,957)	$(1,858,958)
Interest expense	508,841	60,933	1,510,416	60,933
Accretion of asset retirement obligations	1,717	63	3,306	104
Depreciation, depletion and amortization	1,335,620	101,732	2,312,860	173,697
Stock-based compensation	151,343	254,515	561,112	661,719
Adjusted EBITDA	$2,053,395	$(93,097)	$3,088,737	$(962,505)

About Voyager Oil & Gas

Voyager Oil & Gas, Inc. is an exploration and production company based in Billings, Montana. Voyager's primary focus is oil shale resource prospects in the continental United States.  Voyager currently controls approximately 143,000 net acres in the following five primary prospect areas:

•	32,000 core net acres targeting the Bakken/Three Forks in North Dakota and Montana;

•	10,000 net acres targeting the Niobrara formation in Colorado and Wyoming;

•	800 net acres targeting a Red River prospect in Montana;

•	33,500 net acres in a joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana; and

•	67,000 net acres in a joint venture in the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana.

If you would like to receive timely information on Voyager Oil & Gas when it hits the newswire, you may sign up for Voyager's email news alert system today at: http://www.VYOG-IR.com.  For additional information on Voyager Oil & Gas visit the Company's new website at: http://www.voyageroil.com/.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this report, such as statements regarding our future expectations to increase our production are forward-looking statements (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on our current expectations and assumptions about future events and involve inherent risks and uncertainties. These risks include, but are not limited to, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition and government regulation or other actions.  Additional information on these and other factors which could affect Voyager’s operations or financial results are included in Voyagers’ reports on file with the Securities and Exchange Commission. Such factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Voyager undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Voyager's expectations.

VOYAGER OIL & GAS, INC.
CONDENSED BALANCE SHEETS
 (UNAUDITED)

	September 30,	December 31,
	2011	2010

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$22,226,461	$11,358,520
Trade Receivables	2,387,481	295,821
Short Term Investments	—	242,070
Prepaid Expenses	102,130	85,988
Restricted Cash	—	51,000
Other Current Assets	—	1,465
Total Current Assets	24,716,072	12,034,864

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Oil and Natural Gas Properties	30,397,408	6,700,438
Unproved Oil and Natural Gas Properties	46,411,128	31,176,109
Other Property and Equipment	173,116	18,346
Total Property and Equipment	76,981,652	37,894,893
Less - Accumulated Depreciation, Depletion and Amortization	(4,240,851)	(1,927,991)
Total Property and Equipment, Net	72,740,801	35,966,902

LONG-TERM ASSETS
Prepaid Drilling Costs	757,924	493,660
Debt Issuance Costs, Net of Amortization	293,425	—

Total Assets	$98,508,222	$48,495,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$4,366,118	$537,757
Accrued Expenses	151,626	188,923
Operating Lease Reserve	12,816	200,756
Senior Secured Promissory Notes, Net	15,000,000	14,836,644
Total Current Liabilities	19,530,560	15,764,080

LONG-TERM LIABILITIES
Asset Retirement Obligations	86,193	10,522

Total Liabilities	19,616,753	15,774,602

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 20,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 200,000,000 Shares Authorized, 57,848,431 and 45,344,431 Shares Issued and Outstanding, respectively	57,848	45,344
Additional Paid-In Capital	86,661,605	39,204,507
Accumulated Deficit	(7,827,984)	(6,529,027)
Total Stockholders’ Equity	78,891,469	32,720,824

Total Liabilities and Stockholders’ Equity	$98,508,222	$48,495,426

VOYAGER OIL & GAS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Oil and Natural Gas Sales	$2,872,674	$265,229	$5,371,830	$450,274

OPERATING EXPENSES
Production Expenses	221,509	4,994	419,822	5,690
Production Taxes	241,412	3,173	488,793	9,011
General and Administrative Expense	509,893	580,934	1,910,824	1,276,644
Depletion of Oil and Gas Properties	1,324,771	101,000	2,293,099	171,500
Depreciation and Amortization	10,849	732	19,761	2,197
Accretion of Discount on Asset Retirement Obligations	1,717	63	3,306	104
Total Expenses	2,310,151	690,896	5,135,605	1,465,146

INCOME (LOSS) FROM OPERATIONS	562,523	(425,667)	236,225	(1,014,872)

OTHER INCOME (EXPENSE)
Merger Costs	—	(3,018)	—	(735,942)
Interest Expense	(508,841)	(60,933)	(1,510,416)	(60,933)
Other Income (Expense), Net	2,192	(4,412)	(24,766)	1,719
Total Other Expense, Net	(506,649)	(68,363)	(1,535,182)	(795,156)

INCOME (LOSS) BEFORE INCOME TAXES	55,874	(494,030)	(1,298,957)	(1,810,028)

INCOME TAX PROVISION	—	16,310	—	48,930

NET INCOME (LOSS)	$55,874	$(510,340)	$(1,298,957)	$(1,858,958)

Net Income (Loss) Per Common Share - Basic and Diluted	$0.00	$(0.01)	$(0.02)	$(0.05)

Weighted Average Shares Outstanding — Basic	57,379,515	45,344,431	55,638,592	35,576,549

Weighted Average Shares Outstanding — Diluted	58,815,667	45,344,431	55,638,592	35,576,549

VOYAGER OIL & GAS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(UNAUDITED)

	Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,298,957)	$(1,858,958)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depletion of Oil and Gas Properties	2,293,099	171,500
Depreciation and Amortization	19,761	2,197
Amortization of Premium on Bonds	—	46,448
Amortization of Loan Discount	163,356	4,932

Amortization of Finance Costs	6,575	—
Loss on Disposal of Property	—	34,305
Accretion of Discount on Asset Retirement Obligations	3,306	104
Gain on Sale of Available for Sale Securities	—	(1,520)
Share — Based Compensation Expense	561,114	661,719
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(2,091,660)	(390,995)
Decrease in Restricted Cash	51,000	99,000
Increase in Prepaid Expenses	(16,142)	(25,913)
Decrease in Other Current Assets	1,465	79,135
Increase (Decrease) in Accounts Payable	(499,607)	35,167
Increase (Decrease) in Accrued Expenses	(37,297)	41,431
Decrease in Operating Lease Reserve	(187,940)	(184,030)
Net Cash Used In Operating Activities	(1,031,927)	(1,285,478)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received from Merger Agreement	—	17,413,845
Purchases of Other Property and Equipment	(154,770)	(598)
Prepaid Drilling Costs	(264,264)	(2,927,017)
Proceeds from Sales of Available for Sale Securities	242,070	8,780,881
Acquisition and Development of Oil and Gas Properties	(34,242,379)	(24,312,122)
Net Cash Used In Investing Activities	(34,419,343)	(1,045,011)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock - Net of Issuance Costs	46,602,251	779,240

Proceeds from Issuance of Senior Secured Promissory Notes	—	14,775,000
Cash Paid for Finance Costs	(300,000)	—
Proceeds from Exercise of Stock Options and Warrants	16,960	24,880
Net Cash Provided by Financing Activities	46,319,211	15,579,120

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,867,941	13,248,631

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	11,358,520	691,263

CASH AND CASH EQUIVALENTS — END OF PERIOD	$22,226,461	$13,939,894

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$1,350,000	$—
Cash Paid During the Period for Income Taxes	$—	$—

Non-Cash Financing and Investing Activities:
Oil and Gas Property Accrual Included in Accounts Payable	$4,327,968	$641,397
Purchase of Oil and Gas Properties through Issuance of Common Stock	$—	$2,358,900
Payment of Capital Raise Costs with Issuance of Common Stock	$—	$186,340
Stock-Based Compensation Capitalized to Oil and Gas Properties	$289,277	$—
Capitalized Asset Retirement Obligations	$72,365	$1,215

Investor Relations Contact:
The WSR Group
Gerald Kieft
772-219-7525
http://www.wallstreetresources.net/voyager.asp

Source: Voyager Oil & Gas, Inc.